ORANGE-CO, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORANGE-CO, INC.

               The undersigned hereby constitutes and appoints
          Ben Hill Griffin, III and John R. Alexander, or either of them, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Orange-co, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida, February 24, 1994 at
          10:00 A.M., local time, and at any adjournment thereof. The Proxy when properly executed will be voted in the manner directed; if no direction is made with respect to election of directors, this Proxy will be voted FOR the nominees; if no direction is made with respect to the shareholder proposal, this proxy will be voted AGAINST the proposal. In their discretion the parties are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable to serve or, for good cause, will not serve.

          1) Nomination for election as directors: Ben Hill Griffin, III; John R. Alexander; Richard A. Coonrod; Paul E. Coury;
             George W. Harris, Jr.; Gene Mooney; W. Bernard Lester;
             C. B. Myers, Jr.; Thomas H. Taylor, Sr.

          Unless authority is withheld, this Proxy will be voted for the election of all nominees.

          2) Shareholder Proposal: Directors are required to own 10,000 shares of Company stock to qualify.

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 14, 1994 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be one by virtue hereof and revokes all former proxies.

          (Continued and to be voted, signed and dated on reverse side)




Reverse Side of Proxy Voting Card




       Please mark your
       votes as in this                                      SHARES IN YOUR NAME
       example



                    FOR    WITHHELD                      FOR   AGAINST   ABSTAIN

1. Election of                         2. Shareholder
   Directors                              Proposal
   (see Reverse)                          (see reverse)



                                                               Change
                                                                 of
                                                               Address

For, except vote withheld from the following nominee(s):







Signature(s)                                                Date
Signature(s)                                                Date

Note: Please sign exactly as name appears heron. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.